                                                                   EXHIBIT 2.2.2

           THE NATIONAL BENEVOLENT ASSOCIATION OF THE CHRISTIAN CHURCH
                              (DISCIPLES OF CHRIST)
                               11780 BORMAN DRIVE
                            ST. LOUIS, MISSOURI 63146

                                                                   March 9, 2005

Fortress NBA Acquisition, LLC
c/o Fortress Investment Group LLC
1251 Avenue of the Americas, 16th Floor
New York, New York 10020

Ladies and Gentlemen:

      This letter agreement (this "amendment") reflects the agreement and understanding among The National Benevolent Association of the Christian Church (Disciples of Christ) (the "NBA") and the undersigned affiliated companies thereof (collectively, the "Sellers") and Fortress NBA Acquisition, LLC ("Purchaser") and Fortress Investment Fund II LLC ("Guarantor") regarding amendment of the Asset Purchase Agreement, dated as of September 3, 2004, among such parties (the "Agreement"). Capitalized terms used herein and not defined herein have the meanings provided by the Agreement.

      1. The parties acknowledge that (i) certain regulatory consents, approvals and/or licenses are required to be obtained and certain notices to Governmental Authorities are required to be given as a condition precedent to the consummation by the parties of the Contemplated Transactions, as more particularly referred to in paragraph 2 below (collectively, the "Regulatory Approvals / Notices"), (ii) as indicated in paragraph 2, certain of the Regulatory Approvals / Notices may not be obtained and/or given before March 31, 2005, the date provided by Sections 8.01(d)(v) and 8.01(e)(iii) of the Agreement as the earliest date when, if the Closing has not yet occurred, either Sellers or Purchaser, each in their respective discretion and upon delivery of the requisite notice provided by Section 8.02 of the Agreement, has the right to terminate the Agreement (with the effects provided thereby), and (iii) pursuant to Section 2.10 of the Agreement, on the other terms and conditions provided by the Agreement, Sellers have the right (but not the obligation) to require the consummation of the Contemplated Transactions at a Closing as to all the Facilities as to which the Regulatory Approvals / Notices have been obtained and/or given even though the Regulatory Approvals / Notices with respect to one or more Non-Essential Facilities, including the NBA Oklahoma Christian Retirement Community Facility (the "Oklahoma Facility") and the NBA California Christian Home Facility (the "California Facility"), have not yet been obtained and/or given.

      2. The parties acknowledge that the Regulatory Approvals / Notices to be obtained or given by the parties are identified on SCHEDULE 3.03(a) of the Agreement, as revised by the parties in accordance with Section 5.04 of the Agreement since the execution and delivery of the Agreement, and Schedule 3.03(a) as attached hereto has been annotated by the parties to reflect, to the parties' knowledge, the notices given, approvals or licenses received and applied for and certain other information regarding the approval or licensing process as of the date hereof. Among the Regulatory Notices which remain to be given are, as specified on said Schedule 3.03, certain advance notices of the Closing Date as may be required for the issuance of certain licenses included among the Regulatory Approvals (the "Closing Notices"). Neither Sellers nor Purchaser has received any written notification from any applicable Governmental Authority that any Regulatory Approval not yet received, as indicated on said
Schedule 3.03, will not be granted on or prior to May 16, 2005. Each of Sellers and Purchaser shall promptly provide to any Governmental Authority from which it has obtained or to which it has given a Regulatory Approval / Notice any supplemental information respecting this amendment of the Agreement that may be required by Applicable Law or hereafter requested by a Governmental Authority.

      3. In recognition of the foregoing and in order to help assure the consummation of the Contemplated Transactions as to all the Facilities as soon as practicable, and notwithstanding anything to the contrary in the Agreement, the parties hereby agree as follows:

            A. Each party shall use its commercially reasonable efforts to give or obtain the remaining Regulatory Approvals / Notices that have not yet been given or obtained as soon as practicable.

            B. The Closing shall take place, as otherwise provided by the Agreement (including, as pertinent, the reduction in the Purchase Price provided by Section 2.10 of the Agreement), as to all the Facilities as to which the Regulatory Approvals / Notices have been obtained or given (provided that such Facilities shall include at least all of the Facilities other than the California Facility and the Oklahoma Facility) and as to all other Acquired Assets that are attributable to or otherwise related to such Facilities on March 30, 2005; provided, however, that neither the California Facility nor the Oklahoma Facility need be included in such Closing if the Regulatory Approval required therefor has not been received by the close of business on March 25, 2005. The Purchaser shall give such Closing Notices as necessary so as to permit the Closing as to such Facilities to occur on such date.

            C. Subject to paragraph 3.D below, in the event the Closing for a Facility shall not have taken place on March 30, 2005 in accordance with paragraph 3.B above, upon the receipt of the requisite Regulatory Approval for the Closing to take place for such Facility (including the California Facility or the Oklahoma Facility), the Closing shall take place as to such Facility and as to all other Acquired Assets that are attributable to or otherwise related to such Facility, as otherwise provided by the Agreement

(including payment of the Purchase Price for such Facility provided by Section 2.10), as soon as practicable, but in no event later than five Business Days after the latest of (i) the date of receipt of the requisite Regulatory Approval therefor, (ii) March 30, 2005 and (iii) the date of receipt of the last of the requisite Regulatory Approvals for the Closing for all of the Facilities other than the California Facility and the Oklahoma Facility (as contemplated by paragraph 3.B. above); provided, however, that, in the event the conditions for the Closing to occur on March 30, 2005 as provided by paragraph 3.B above were not satisfied, the Closing with respect to all the Facilities, including the California Facility and the Oklahoma Facility (if the Regulatory Approvals / Notices therefor have been received and given), shall instead occur simultaneously as soon as practicable, but in no event later than five Business Days after, the date of receipt of the last of the requisite Regulatory Approvals for all of the Facilities other than the California Facility and the Oklahoma Facility but, if the Closing with respect to all the Facilities referred to in paragraph 3.B. shall not have occurred by May 9, 2005, then, at the option of Sellers, a Closing shall take place for all the Facilities for which Regulatory Approvals shall then have been obtained on May 16, 2005 (provided that Regulatory Approvals have been obtained by such date for all Facilities that are not Non-Essential Facilities) and a Closing with respect to any other Facility shall be held as soon as practicable after the requisite Regulatory Approval with respect to such Facility shall have been obtained. For the avoidance of doubt, it is understood and agreed that (i) under no circumstances shall Sellers be required to Close the sale of any Facilities under the Agreement, as amended by this amendment, unless the sale of all the Facilities other than the California Facility and the Oklahoma Facility are simultaneously Closing and (ii) under no circumstances shall Purchaser be required to Close the purchase of any Facilities under the Agreement as amended by this amendment unless the sale of all the Facilities other than the Non-Essential Facilities are simultaneously Closing or have previously Closed. The Purchaser shall give such Closing Notice with respect to a Facility as is necessary so as to permit the Closing as to such Facility to occur on the date provided by this paragraph 3.C.

            D. In the event the Closing shall not have taken place for all of the Facilities by May 16, 2005, either Sellers or Purchaser may terminate the Agreement (with the effects provided thereby) as to their respective obligations regarding the purchase and sale of the Facilities as to which the Closing has not yet occurred. Sections 8.01(d)(v) and 8.01(e)(iii) of the Agreement are hereby amended to substitute May 16, 2005 for March 31, 2005.

            E. For purposes of the last sentence of Section 2.01 of the Agreement, this letter shall be considered to substitute for the requisite notice by the Sellers of the Anticipated Closing Date and no further notice regarding the Closing pursuant to such section or, with respect to the Closing of the Contemplated Transactions referred to in paragraphs 3.B or C. of this amendment, under any other provision of the Agreement shall be required of Sellers.

            F. In order to permit Purchaser to be able to prepare in accordance with generally accepted accounting principles in the U.S. audited financial statements for all the senior living facilities purchased by Purchaser ("Purchased Facilities") for fiscal years 2002, 2003 and 2004 and comparative unaudited interim financial statements through Closing ("Purchaser's Facility Financial Statements") and to permit its auditors to perform an audit thereon in accordance with the standards of the Public Company Accounting Oversight Board, Sellers hereby agree, at Purchaser's sole cost and expense, as follows:

            1) to permit Purchaser and its auditors to communicate with Sellers' independents auditors who prepared Sellers' respective audited financial statements for fiscal years 2002, 2003 and 2004 ("Sellers' Independent Auditors")and to view their audit work papers; Sellers will request Sellers' Independent Auditors to cooperate with Purchaser and its auditors and to provide access to the audit work papers;

            2) to the extent not available from employees at the Purchased Facilities or Sellers Independent Auditors, to provide to Purchaser and its auditors such information and copies of financial records and related data (for example, invoices, cancelled checks, payroll records, supporting analyses) as Purchaser and its auditors may reasonably request of NBA's Vice President of Finance / Treasurer or another executive officer designated by Sellers with knowledge concerning the financial affairs of the Sellers and the Purchased Facilities ("Sellers' Representatives") to permit Purchaser to prepare and its auditors to audit the Purchaser's Facility Financial Statements; provided, however, that, to the extent such requested information is not reasonably available to Sellers in the form requested by Purchaser and its auditors, then the accumulation and preparation of such requested information will be performed by Consultant (as hereinafter defined);

            3) to cause Sellers' Representatives to provide to Purchaser's auditors a representation letter with respect to Purchaser's Facility Financial Statements, in a form and substance substantially similar to what Sellers would have executed and delivered to their auditors had the Sellers been preparing such audited financial statements for such time periods with respect to the Purchased Facilities; it being understood that, if additional due diligence is required by Sellers in order for Sellers' Representatives to sign such representation letters, Consultant shall perform such due diligence as may be required by Sellers' Representatives to permit Sellers' Representatives to make such representations, in a form reasonably satisfactory to Purchaser' auditors, which shall then be signed by Sellers' Representatives; and

            4) to make Sellers' Representatives reasonably available to Purchaser and its auditors to respond to reasonable inquiries on matters that cannot be resolved based upon inquiries to employees at the Purchased Facilities or Sellers' Independent Auditors; provided, however, that, to the extent that Sellers' Representatives reasonably determine that a response to such inquiry requires a review of financial records or other due diligence, such review or other due diligence will be provided by Consultant.

Purchaser agrees that Sellers are, at Purchaser's sole cost and expense, authorized to retain the services of Huron Consulting Services LLC ("Consultant") to assist it in responding to requests of Purchaser or Purchaser's auditors. The Sellers will bill Purchaser monthly for the costs and expenses of such Consultant, as well as for time expended by Sellers' Representatives or any other employee of Sellers in responding to requests of Purchaser or Purchaser's auditors, which employee time shall be billed to Purchaser at a mutually agreeable hourly rate and remitted within ten days. In consultation with Sellers, Purchaser and its auditors and Consultant will determine the scope of work required by Consultant semi-monthly and agree to a budget of costs and expenses for that period. To the extent that the actual work exceeds the budget by 10% or more, the Consultant will provide a reasonably detailed explanation of the variance to Purchaser. The Sellers shall provide all financial information reasonably requested by Purchaser that is readily available to Sellers within five business days after the request and shall provide all other financial information reasonably requested by Purchaser as soon as practicable after it becomes available. Purchaser agrees (i) to indemnify Sellers' Representatives and any other officer or employee of Sellers providing any representation letter or providing any other responsive information to Purchaser or its auditors to the fullest extent that the NBA could have indemnified any such person had that person executed such representation letter or provided such information otherwise on behalf of NBA,
(ii) to indemnify and hold the Sellers harmless from any and all liability that may arise as a result of the performance by Sellers or their employees of the obligations established under this paragraph 3.F., unless arising as a result of their gross negligence or willful misconduct or based on information provided by Sellers that was not provided by Sellers in good faith and (iii) to indemnify the Consultant on the same terms and conditions as provided in its engagement letter with NBA. The confidentiality obligations of Purchaser contained in the Confidentiality Agreement referred to in the Agreement shall apply to any information provided under this paragraph, except to the extent such information is required to be included in the Purchaser's Facility Financial Statements (including footnotes thereto) and, in such instances, only to the extent that such financial statements are required to be delivered by Purchaser to parties providing debt or equity financing (or in a registration statement for same) to Purchaser or an Affiliate thereof or to any Governmental Authority having jurisdiction over Purchaser or an Affiliate thereof. The parties agree that monetary damages would not be an adequate remedy for a violation of Sellers' obligations under this paragraph and, in the event of such a violation, Purchaser may apply for, and Sellers shall not oppose, a decree of specific performance by Sellers (or any Affiliate or successor thereto) of their obligations under this paragraph and Purchaser hereby irrevocably waives any claim it may otherwise have to seek monetary damages against any Seller or any Affiliate thereof for any such violation.

            G. The Agreement is hereby amended by replacing March 31, 2006 and March 2006 with May 15, 2006 and May 2006 in the penultimate and last sentences of

Section 5.12(a) of the Agreement, respectively, with respect to any Facility for which the Closing does not occur on or prior to March 30, 2005.

            H. The parties hereby agree to use their good faith efforts to correct apportionments, as provided by Section 2.04(b) of the Agreement, with respect to the Facilities that are part of the Closing that takes place in accordance with paragraph 3.B. above on the Closing contemplated by paragraph 3.C. above.

            I. By its acceptance and agreement below, Guarantor hereby ratifies and confirms its guaranty under Section 11.17 of the Agreement and any of its other obligations under the Agreement, as amended, supplemented or otherwise affected hereby, and acknowledges that such guaranty and any other obligations under the Agreement remain in full force and effect.

      Subject to Bankruptcy Court approval as provided by the next following paragraph, each Seller hereby represents and warrants to Purchaser with respect to this amendment, its authority to enter into and perform this amendment and the transactions contemplated hereby, the binding nature hereof, the absence of conflicts herewith and any requirements for Governmental Approvals with respect hereto and thereto, in each case to the same extent it has represented and warranted such matters with respect to the Agreement under Sections 3.01, 3.02 and 3.03 of the Agreement. Purchaser hereby represents and warrants to the Sellers with respect to this amendment, its authority to enter into and perform this amendment and the transactions contemplated hereby, the absence of conflicts herewith and (subject to Bankruptcy Court approval as provided by the next following paragraph) any requirements for Governmental Approvals with respect hereto and thereto, in each case to the same extent it has represented and warranted such matters with respect to the Agreement under Sections 4.01,
4.03 and 4.04 of the Agreement.

      The parties acknowledge that the Sellers shall seek (and Sellers agree as soon as practicable to seek) approval of the Bankruptcy Court for Sellers' entry into and performance of this amendment and, accordingly, this amendment is subject to such approval as a condition to its effectiveness insofar as Bankruptcy Court approval is needed for the effectiveness of any provision hereof. In addition, the Sellers shall seek as soon as practicable an amendment of the Supplemental Agreement with respect to Asset Purchase Agreement, dated September 30, 2004, among Buyer, Guarantor, Sellers and the Official Committee of Residents appointed in the Bankruptcy Cases (the "Supplemental Agreement"), Bankruptcy Court approval of such amendment and an amendment of the order of the Bankruptcy Court, dated December 1, 2004, related to the Supplemental Agreement (the "Supplemental Order") to reflect the timing for the Closing or Closings provided by this amendment. The parties agree to cooperate and use their commercially reasonable efforts to obtain such Bankruptcy Court approvals or determinations and any other Bankruptcy Court approval related thereto and also to support the validity of this amendment and the Agreement as amended hereby and the Supplemental Agreement before the Bankruptcy Court in the event any additional action by or proceedings in the Bankruptcy Court relating hereto, to the extent such cooperation and support becomes necessary or in the reasonable judgment of any party, upon advice of its counsel, appropriate or desirable.

      Except as amended, supplemented and/or affected by the foregoing, the Agreement is hereby ratified, confirmed and accepted by the Sellers, Purchaser and Guarantor in all respects and shall remain unmodified and in full force and effect.

                                           THE NATIONAL BENEVOLENT ASSOCIATION
                                           OF THE CHRISTIAN CHURCH
                                           (DISCIPLES OF CHRIST)

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           BARTON W. STONE CHRISTIAN HOME, an
                                           Illinois not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           CALIFORNIA CHRISTIAN HOME, a
                                           California not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           Signature Pages, Continued: March 9,
                                           2005 Letter Agreement Amending the
                                           Asset Purchase Agreement dated Sept.
                                           3, 2004

                                           CYPRESS VILLAGE, INC., a Florida
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           FOXWOOD SPRINGS LIVING CENTER, a
                                           Missouri not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           KANSAS CHRISTIAN HOME, INC.
                                           (DISCIPLES OF CHRIST), a Kansas
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           LENOIR, INC., a Missouri
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           Signature Pages, Continued: March 9,
                                           2005 Letter Agreement Amending the
                                           Asset Purchase Agreement dated Sept.
                                           3, 2004

                                           OKLAHOMA CHRISTIAN HOME, INC., an
                                           Oklahoma not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           PATRIOT HEIGHTS, INC., a Texas
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           RAMSEY HOME, an Iowa not-for-profit
                                           corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           GREATER INDIANAPOLIS DISCIPLES
                                           HOUSING INC., an Indiana
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           VILLAGE AT SKYLINE, a Colorado
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

                                           Signature Pages, Continued: March 9,
                                           2005 Letter Agreement Amending the
                                           Asset Purchase Agreement dated Sept.
                                           3, 2004

                                           HOMES OF CYPRESS, INC., a Florida
                                           not-for-profit corporation

                                           By: /s/ Dennis Hagemann
                                               -----------------------------
                                           Name: Dennis Hagemann
                                           Title: Acting President

ACCEPTED AND AGREED TO:

FORTRESS NBA ACQUISITION, LLC

By: /s/ William Doniger
   -----------------------------------
Name: William Doniger
Title: Authorized Signatory

FORTRESS INVESTMENT FUND II LLC, as Guarantor

By:   FORTRESS FUND MM II LLC, its
      Managing Member

By:   FORTRESS INVESTMENT GROUP
      LLC, its Managing Member

By: /s/ William Doniger
   -----------------------------------
Name: William Doniger
Title: Authorized Signatory

                                SCHEDULE 3.03(a)
                               As of March 9, 2005

               SELLER                            CATEGORY                              REQUIRED NOTICE AND/OR APPROVAL
-----------------------------------   -----------------------------   --------------------------------------------------------------
THE NATIONAL BENEVOLENT ASSOCIATION   Attorney General                Notice to MO Attorney General 20 DAYS prior to sales of all or
OF THE CHRISTIAN CHURCH (DISCIPLES                                    substantially all assets (COMPLETED)
OF CHRIST)

CALIFORNIA CHRISTIAN HOME             Skilled Nursing License         Notice to State of California, Department of Health Services.
                                                                      (COMPLETED)

                                                                      Purchaser must obtain new license in order to operate skilled nursing facility. (APPLICATION FILED)

                                      Residential Care License        Notice to State of California, Department of Social Services
                                                                      30 DAYS prior to change of ownership. (COMPLETED)

                                                                      Purchaser must obtain new license in order to operate
                                                                      residential care facility. (APPROVAL FORTHCOMING UPON
                                                                      PROVISION OF CLOSING INFORMATION)

                                      Attorney General                Notice to CA Attorney General 20 DAYS prior to sale.
                                                                      (COMPLETED)

                                                                      In addition, with respect to skilled nursing facility, unless waiver obtained, notice to and approval by CA Attorney General prior to entering into agreement or transaction to sell to a for-profit corporation or mutual benefit corporation.
                                                                      (COMPLETED - WAIVER OBTAINED)

                                      CCRC Permit                     Approval has been requested from the agency.

               SELLER                            CATEGORY                              REQUIRED NOTICE AND/OR APPROVAL
-----------------------------------   -----------------------------   --------------------------------------------------------------
NBA VILLAGE AT SKYLINE                Skilled Nursing License (Long   Notice to State of Colorado, Department of Public Health and
                                      Term Care Facility)             Environment 30 DAYS prior to change in ownership. (COMPLETED)

                                                                      Purchaser must obtain new license in order to operate skilled nursing facility. (APPLICATION FILED)

                                      Assisted Living License         Notice to State of Colorado, Department of Public Health and
                                                                      Environment 30 DAYS prior to change in ownership. (COMPLETED)

                                                                      Purchaser must obtain new license in order to operate assisted living facility. (APPLICATION FILED)

CYPRESS VILLAGE, INC.                 Skilled Nursing License         Notice to State of Florida, Agency for Health Care
                                                                      Administration, Division of Health Quality Assurance, 90 DAYS
                                                                      prior to change in ownership. (COMPLETED)

                                                                      Purchaser must make application for a new license 90 DAYS
                                                                      prior to change in ownership and must obtain new license in order to operate skilled nursing facility. (APPLICATION FILED)

                                      Assisted Living License         Notice to State of Florida, Agency for Health Care
                                                                      Administration, Division of Health Quality Assurance, 60 DAYS
                                                                      prior to change in ownership. (COMPLETED)

                                                                      Purchaser must make application for a new license 60 DAYS
                                                                      prior to change in ownership and must obtain new license in order to operate assisted living facility. (APPLICATION FILED)

               SELLER                            CATEGORY                              REQUIRED NOTICE AND/OR APPROVAL
-----------------------------------   -----------------------------   --------------------------------------------------------------
                                      Pharmacy License                Purchaser must obtain pharmacy license in order to operate pharmacy at facility. (APPLICATION FILED)

                                      Clinical Laboratory License     Being completed. Will be submitted by 3/10/05

BARTON W. STONE                       Certificate of Need             Must file Application for Exemption, Change of Ownership for an Existing Health Care Facility with State of Illinois,
                                                                      Department of Public Health 30 DAYS prior to entering into sale transaction. (COMPLETED - COE ISSUED 2/2/05)

                                      Long Term Care License          Notice to State of Illinois, Department of Public Health 30
                                                                      DAYS prior to change of ownership. (COMPLETED)

                                                                      Purchaser must make application for a new license 30 DAYS
                                                                      prior to change in ownership and must obtain new license in order to operate long term care facility. (APPROVAL
                                                                      FORTHCOMING UPON PROVISION OF CLOSING INFORMATION)

GREATER INDIANAPOLIS DISCIPLES        Skilled Nursing License         Notice to Indiana State Department of Health of change in
HOUSING, INC.                         (Comprehensive Care Facility)   ownership. (COMPLETED)

                                                                      Purchaser must obtain new license in order to operate skilled nursing facility. (APPLICATION FILED)

                                      Continuing Care License         Notice to Indiana Securities Division of change in ownership and update of Continuing Care Provider Disclosure Statement filed with Securities Division. (COMPLETED)

                                                                      Purchaser must obtain new continuing care provider permit.
                                                                      (APPLICATION FILED)

                                      Child Daycare License           Purchaser will need to obtain new license. (APPLICATION FILED)

               SELLER                            CATEGORY                              REQUIRED NOTICE AND/OR APPROVAL
-----------------------------------   -----------------------------   --------------------------------------------------------------
RAMSEY HOME, INC.                     Nursing License                 Notice to State of Iowa, Department of Inspections and Appeals
                                                                      30 DAYS prior to change in ownership. (COMPLETED)

                                                                      Purchaser must obtain new license in order to operate nursing facility. (APPROVAL FORTHCOMING UPON APPROVAL OF MEDICARE
                                                                      PARTICIPATION AND PROVISION OF CLOSING INFORMATION)

                                      Residential Care License        Notice to State of Iowa, Department of Inspections and Appeals
                                                                      30 DAYS prior to change in ownership. (COMPLETED)

                                                                      Purchaser must obtain new license in order to operate
                                                                      residential care facility. (APPROVAL FORTHCOMING UPON APPROVAL
                                                                      OF MEDICARE PARTICIPATION AND PROVISION OF CLOSING
                                                                      INFORMATION)

                                      Chronic Confusion or Dementia   Notice to State of Iowa, Department of Inspections and Appeals
                                      Unit License                    30 DAYS prior to change in ownership. (COMPLETED)

                                                                      Purchaser must obtain new license in order to operate chronic confusion or dementia unit. (APPROVAL FORTHCOMING UPON
                                                                      APPROVAL OF MEDICARE PARTICIPATION AND PROVISION OF CLOSING
                                                                      INFORMATION)

KANSAS CHRISTIAN HOME, INC.           Skilled Nursing License         Notice to State of Kansas, Department on Aging Licensure &
                                                                      Certification 60 DAYS prior to change in ownership.
                                                                      (COMPLETED)

                                                                      Purchaser must apply for a new license 60 DAYS prior to change in ownership and must obtain new license in order to operate skilled nursing facility. (LETTER ISSUED INDICATING THAT
                                                                      APPROVAL FORTHCOMING UPON PROVISION OF CLOSING INFORMATION)

               SELLER                            CATEGORY                              REQUIRED NOTICE AND/OR APPROVAL
-----------------------------------   -----------------------------   --------------------------------------------------------------
                                      Home Health Services License    Notice to State of Kansas, Department of Health and
                                                                      Environment, Bureau of Health Facility Regulation 90 DAYS
                                                                      prior to change in ownership. (COMPLETED)

                                                                      Purchaser must apply for a new license 90 DAYS prior to change in ownership and must obtain new license in order to provide home health services. (LICENSE ISSUED)

NBA FOXWOOD SPRINGS LIVING CENTER     Skilled Nursing License         Notice to State of Missouri, Department of Health and Senior
                                                                      Services within 10 DAYS of change of ownership. (COMPLETED)

                                                                      Purchaser must apply for a new license 10 DAYS prior to change in ownership and must obtain new license in order to operate skilled nursing facility. (APPROVAL FORTHCOMING UPON PROVISION
                                                                      OF CLOSING INFORMATION)

                                      Residential Care Facility       Notice to State of Missouri, Department of Health and Senior
                                                                      Services within 10 DAYS of change of ownership. (COMPLETED)

                                                                      Purchaser must apply for a new license 10 DAYS prior to change in ownership and must obtain new license in order to operate residential care facility. (APPROVAL FORTHCOMING UPON
                                                                      PROVISION OF CLOSING INFORMATION)

                                      Attorney General                Notice to MO Attorney General 20 DAYS prior to sales of all or substantially all assets (COMPLETED)

                                      Child Daycare License           Purchaser will need to obtain new license. (APPLICATION FILED)

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

               SELLER                            CATEGORY                              REQUIRED NOTICE AND/OR APPROVAL
-----------------------------------   -----------------------------   --------------------------------------------------------------
LENOIR, INC.                          Skilled Nursing                 Notice to State of Missouri, Department of Health and Senior
                                                                      Services within 10 DAYS of change of ownership. (COMPLETED)

                                                                      Purchaser must apply for a new license 10 DAYS prior to change in ownership and must obtain new license in order to operate skilled nursing facility. (APPROVAL FORTHCOMING UPON PROVISION
                                                                      OF CLOSING INFORMATION)

                                      Residential Care Facility I     Notice to State of Missouri, Department of Health and Senior
                                      and II                          Services within 10 DAYS of change of ownership. (COMPLETED)

                                                                      Purchaser must apply for a new license 10 DAYS prior to change in ownership and must obtain new license in order to operate skilled nursing facility. (APPROVAL FORTHCOMING UPON PROVISION
                                                                      OF CLOSING INFORMATION)

                                      Attorney General                Notice to MO Attorney General 20 DAYS prior to sales of all or substantially all assets (COMPLETED)

                                      Child Daycare License           Purchaser will need to obtain new license. (APPROVAL
                                                                      FORTHCOMING UPON PROVISION OF CLOSING INFORMATION)

OKLAHOMA CHRISTIAN HOME, INC.         Certificate of Need             For nursing facility, Certificate of Need must be obtained by
                                                                      Purchaser from State of Oklahoma, Department of Health prior to change of ownership. (APPLICATION FILED)

                                      Skilled Nursing License         Notice to State of Oklahoma, Department of Health 30 DAYS
                                                                      prior to change of ownership. (COMPLETED)

                                                                      Purchaser must apply for a new license 30 DAYS prior to change in ownership and must obtain new license in order to operate skilled nursing facility. (APPLICATION FILED)

               SELLER                            CATEGORY                              REQUIRED NOTICE AND/OR APPROVAL
-----------------------------------   -----------------------------   --------------------------------------------------------------
                                      Assisted Living                 Notice to State of Oklahoma, Department of Health 30 DAYS
                                                                      prior to change of ownership. (COMPLETED)

                                                                      Purchaser must apply for a new license 30 DAYS prior to change in ownership and must obtain new license in order to operate assisted living facility. (APPLICATION FILED)

                                      Adult Day Care                  Notice to State of Oklahoma, Department of Health 30 DAYS
                                                                      prior to change of ownership. (COMPLETED)

                                                                      Purchaser must apply for a new license 30 DAYS prior to change in ownership and must obtain new license in order to operate adult day care facility. (APPLICATION FILED)

PATRIOT HEIGHTS, INC.                 Skilled Nursing License         Notice to Texas Department of Human Services 30 DAYS prior to change of ownership. (COMPLETED)

                                                                      Purchaser must apply for a new license 30 DAYS prior to change in ownership and must obtain new license in order to operate skilled nursing facility. (APPROVAL FORTHCOMING UPON PROVISION
                                                                      OF CLOSING INFORMATION)

                                      Assisted Living                 Notice to Texas Department of Human Services 30 DAYS prior to change of ownership. (COMPLETED)

                                                                      Purchaser must apply for a new license 30 DAYS prior to change in ownership and must obtain new license in order to operate assisted living facility. (APPROVAL FORTHCOMING UPON PROVISION
                                                                      OF CLOSING INFORMATION)

             #1511512 v11 - first amendm to a p a, nat'l benov asssoc - fortress

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